UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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ALPHA MODUS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

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ALPHA MODUS HOLDINGS, INC.

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(704) 252-5050

INFORMATION STATEMENT

To the Holders of Common Stock of Alpha Modus Holdings, Inc.,

This Information Statement is being circulated to the stockholders of record of the outstanding Class A common stock, $0.0001 par value per share (the “Common Stock”), of Alpha Modus Holdings, Inc. (the “Company”), as of the close of business on May 15, 2026 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our stockholders of actions taken by written consent of the holders of a majority of the outstanding voting stock of the Company, holding approximately 59.7% of the outstanding shares of our voting stock (the “Majority Stockholders”). This Information Statement shall be considered the notice required under the Delaware General Corporation Law (the “DGCL”).

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The following actions were authorized by written consent of the Majority Stockholders:

Reverse Stock Split

On May 14, 2026, the Company’s Board of Directors approved effecting a reverse stock split of the Company’s issued and outstanding shares of Class A Common Stock (the “Common Stock”) at a split ratio anywhere between one post-split share for ten pre-split shares (1:10) and one post-split share for one hundred pre-split shares (1:100), with the final split ratio in the reverse stock split to be determined by the Board of Directors (such reverse stock split the “Reverse Stock Split”).

On May 15, 2026, the Majority Stockholders approved the Reverse Stock Split.

The written consents of the Majority Stockholders we have received constitute the only stockholder approval required under the DGCL, our Second Amended and Restated Certificate of Incorporation, and our Amended and Restated Bylaws, to approve the Reverse Stock Split. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and neither consents nor proxies are being requested from stockholders.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

By order of the Board of Directors

William Alessi
Chief Executive Officer and Director

May [__], 2026

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF

DIRECTORS OF THE COMPANY. WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

(Preliminary)

May [__], 2026

GENERAL INFORMATION

Alpha Modus Holdings, Inc., a Nevada corporation, with its principal executive offices located at 20311 Chartwell Center Dr., #1469, Cornelius, NC, 28031, is sending you this Notice and Information Statement to notify you of an action that the Majority Stockholders has taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company, “we,” “our,” “us,” and “Alpha Modus” are to Alpha Modus Holdings, Inc., and, to the extent applicable, its subsidiaries. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the Common Stock held of record by them.

Copies of this Information Statement are being mailed on or about May [__], 2026, to the holders of record of the outstanding shares of our Common Stock on May 15, 2026, which we refer to as the “Record Date.”

Background

The following actions were approved by the written consent of the Majority Stockholders holding approximately 59.7% of our outstanding voting stock as of May 15, 2026, in lieu of a special meeting of our stockholders.

On January 12, 2026, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Bid Price Requirement”). The Nasdaq Listing Rules require listed securities to maintain a minimum bid price of $1.00 per share, and, based upon the closing bid price of the Common Stock from November 13, 2025-January 9, 2026, the Company no longer met this requirement. The Nasdaq rules provided the Company a compliance period of 180 calendar days from the date of the Notice in which to regain compliance with the Bid Price Requirement. As a result, the date by which the Company has to regain compliance with the Bid Price Requirement is July 13, 2026. If at any time prior to July 13, 2026, the bid price of the Common Stock closes at or above $1.00 per share for a minimum of ten consecutive business days, the Nasdaq staff (the “Staff”) will provide the Company with a written confirmation of compliance, and the matter will be closed.

On May 14, 2026, as the Company’s Common Stock had still not met the Bid Price Requirement, the Company’s Board of Directors approved effecting a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a split ratio anywhere between one post-split share for ten pre-split shares (1:10) and one post-split share for one hundred pre-split shares (1:100), with the final split ratio in the reverse stock split to be determined by the Board of Directors (the “Reverse Stock Split”).

On May 15, 2026, the Majority Stockholders approved the Reverse Stock Split.

The written consents of the Majority Stockholders we have received constitute the only stockholder approval required under the DGCL, our Second Amended and Restated Certificate of Incorporation, and our Amended and Restated Bylaws, to approve the Reverse Stock Split. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and neither consents nor proxies are being requested from stockholders.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND A PROXY.

ACTION TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the members of the Board of Directors of the Company and the Majority Stockholders.

Reverse Stock Split

The Board has approved a reverse stock split of all the outstanding shares of the Company’s Common Stock at an exchange ratio (split ratio) anywhere between one post-split share for ten pre-split shares (1:10) and one post-split share for one hundred pre-split shares (1:100). As stated above, the holders of shares representing a majority of the voting securities of the Company have given their written consent approving the Reverse Stock Split.

The Board believes the Reverse Stock Split is necessary and advisable in order for the Company to regain compliance with Nasdaq’s Bid Price Requirement described above and to maintain the Company’s financing and capital raising ability. Accordingly, it is the Board’s opinion that the Reverse Stock Split will better position the Company to continue and/or expand operations.

Upon effectiveness of the Reverse Stock Split, (i) the number of shares of Common Stock issued and outstanding immediately prior thereto will be reduced from approximately 53,094,082 shares (assuming this number of shares, issued and outstanding as of May 15, 2026, are outstanding immediately prior thereto) to somewhere between approximately 5,309,408 shares and 530,941 shares, depending on the reverse stock ratio the Board elects to enact, and (ii) proportionate adjustments will be made to the per-share exercise price and the number of shares covered by outstanding options and warrants to buy Common Stock, so that the total prices required to be paid to fully exercise each option and warrant before and after the Reverse Stock Split will be approximately equal. Except for adjustments that may result from the treatment of fractional shares, which will be rounded up to the nearest whole number, each shareholder will beneficially hold the same percentage of Common Stock immediately following the Reverse Stock Split as such shareholder held immediately prior to the Reverse Stock Split.

The Reverse Stock Split will have the result of creating newly authorized shares of Common Stock. This increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Management use of additional shares to resist or frustrate a third-party transaction favored by a majority of the independent stockholders would likely result in an above-market premium being paid in that transaction. Any such issuance of the additional shares of Common Stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Reverse Stock Split be used as a type of antitakeover device. Any additional shares of Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding. Any additional shares of Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of Company debt into equity, stock options, or other corporate purposes. The Company has no other plans for the use of any additional shares of Common Stock and has no specific plans or proposals to issue additional shares; however, convertible preferred stockholders and noteholders may elect, at their sole option, to convert their preferred stock or convertible promissory notes into Common Stock. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

Stockholders Entitled to Receive Notice of Action by Written Consent

Under Section 228 of the DGCL, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present, consent to such action in writing. Prompt notice of any action so taken by written consent must be provided to all holders of our Common Stock as of the Record Date.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the corporate action being taken pursuant to the written consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement to holders of our Common Stock as of the Record Date. The Reverse Stock Split will not become effective until the date that Nasdaq processes and approves the Reverse Stock Split. The Company intends to file the Reverse Stock Split with Nasdaq and have it become effective as soon as practicable following the 20th calendar day following the date on which this Information Statement is mailed or delivered to holders of our Common Stock as of the Record Date. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holders of a majority of our outstanding Common Stock.

Dissenter’s Rights of Appraisal

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the Reverse Stock Split.

OUTSTANDING VOTING SECURITIES

Each share of our Common Stock entitles its holder to one vote on each matter submitted to stockholders, and each share of Series C Preferred Stock entitles its holder to one vote on each matter submitted to stockholders. As of the Record Date, 53,094,082 shares of Common Stock were issued and outstanding and entitled to take action by written consent and to receive notice of the action taken by written consent, and 30,422,176 shares of Common Stock owned by the Majority Stockholders and 3,870,000 shares of Series C Preferred Stock owned by the Majority Stockholders consented in favor of the actions to be taken, constituting approximately 59.7% of the total votes of the Company’s voting capital stock outstanding as of the Record Date. Such stock voted in favor the actions to be taken consists of the following: (i) 139,784 shares of Common Stock held in the name of The Alessi 2023 Irrevocable Trust, (ii) 6,719,967 shares of Common Stock held in the name of The WRA 2023 Irrevocable Trust, (iii) 6,719,967 shares of Common Stock held in the name of The Janet Alessi 2023 Irrevocable Trust, (iv) 6,719,967 shares of Common Stock held in the name of The Isabella Alessi 2023 Irrevocable Trust, (v) 6,719,967 shares of Common Stock held in the name of The Kim Alessi Richter Irrevocable Trust, (vi) 610,216 shares of Common Stock held in the name of the Alessi Revocable Trust, (vii) 2,792,308 shares of Common Stock held in the name of Janbella Group, LLC, and (viii) 3,870,000 shares of Series C Preferred Stock held in the name of The Alessi 2023 Irrevocable Trust. William Alessi’s spouse, Sonia Alessi, is the trustee of each of the preceding trusts, and Mr. Alessi is deemed to be the beneficial owner of shares held in the name of each of the trusts. Mr. Alessi has voting and investment discretion with respect to shares held by Janbella Group, LLC, and is deemed to be the beneficial owner of shares held in the name of Janbella Group, LLC.

As of May 15, 2026, the Majority Stockholders had executed and delivered to the Company written consents approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of May 15, 2026, for (i) each of our named executive officers and directors; (ii) all of our named executive officers and directors as a group; and (iii) each other shareholder known by us to be the beneficial owner of more than 5% of our outstanding common stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person or any member of such group has the right to acquire within sixty (60) days thereafter. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

The percentages below are calculated based on 53,094,082 shares of our Common Stock, and 4,300,000 shares of Series C Preferred Stock, issued and outstanding as of May 15, 2026. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, Alpha Modus Holdings, Inc., 20311 Chartwell Center Dr., #1469, Cornelius, NC, 28031.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock		%	Number of Shares of Series C Preferred Stock		%
Directors and Executive Officers
William Alessi	31,172,176	(1)	61.2%	3,870,000	(2)	90.0%
Rodney Sperry	54,249		0.1	-		-
Chris Chumas	81,000	(3)	0.2%	430,000		10.0%
Thomas Gallagher	206,641		0.4%	-		-
Michael Garel	105,652		0.2%	-		-
Gregory Richter	121,252	(4)	0.2%	-		-
Scott Wattenberg	85,252		0.2%	-		-
William Ullman	787,832	(5)	1.5%	-		-
All Directors and Executive Officers as a Group	32,614,054		60.9%	4,300,000		100.0%

(1)	Includes (i) 139,784 shares of Class A common stock held in the name of The Alessi 2023 Irrevocable Trust, (ii) 6,719,967 shares of common stock held in the name of The WRA 2023 Irrevocable Trust, (iii) 6,719,967 shares of common stock held in the name of The Janet Alessi 2023 Irrevocable Trust, (iv) 6,719,967 shares of common stock held in the name of The Isabella Alessi 2023 Irrevocable Trust, (v) 6,719,967 shares of common stock held in the name of The Kim Alessi Richter Irrevocable Trust, (vi) 610,216 shares of common stock held in the name of the Alessi Revocable Trust, (vii) 2,792,308 shares of common stock held in the name of Janbella Group, LLC, and (viii) 750,000 shares of common stock held in the name of Insight Acquisition Sponsor LLC, which has granted an irrevocable proxy to vote such shares to William Alessi. William Alessi’s spouse, Sonia Alessi, is the trustee of each of the preceding trusts, and Mr. Alessi is deemed to be the beneficial owner of shares held in the name of each of the trusts. Mr. Alessi has voting and investment discretion with respect to shares held by Janbella Group, LLC, and is deemed to be the beneficial owner of shares held in the name of Janbella Group, LLC.

(2)	Consists of (i) 3,870,000 shares of Series C Preferred Stock held in the name of The Alessi 2023 Irrevocable Trust.

(3)	Consists of (i) 75,000 shares of Class A common stock held in the name of Chris Chumas, and (ii) 6,000 shares of Class A common stock held in the name of Mr. Chumas’s spouse, Amanda Chumas.

(4)	Includes (i) 121,252 shares of Class A common stock held in the name of Gregory Richter, and (ii) 16,000 shares of Class A common stock held in the name of Mr. Richter’s spouse, Kim Alessi Richter.

(5)	Includes (i) 156,797 shares of Class A common stock held in the name of William Ullman, (ii) 159,983 shares of Class A common stock held in the name of Water Street Opportunities I LLC, (iii) 50,000 shares of common stock issuable under the Private Placement Warrants held by Mr. Ullman, which are deemed to be beneficially owned by Mr. Ullman since the warrants are exercisable within 60 days of the date of the Closing, and (iii) 421,052 shares of common stock issuable under the Private Placement Warrants held by Water Street Opportunities I LLC, which are deemed to be beneficially owned by Water Street Opportunities I LLC since the warrants are exercisable within 60 days of the date of the Closing. Mr. Ullman has voting and investment discretion with respect to securities held by Water Street Opportunities I LLC, and is deemed to be the beneficial owner of securities held in the name of Water Street Opportunities I LLC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements in addition to historical information. When used in this Information Statement, the words “can,” “will,” “intends,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. Any forward-looking statements made by the Company in this Information Statement speak only as of the date hereof. Factors or events that affect the transactions or could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this Information Statement, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 31, 2026.
(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 14, 2026.
(3)	Current Report on Form 8-K filed on April 10, 2026.

Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

ALPHA MODUS HOLDINGS, INC.

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(704) 252-5050

Attn: Secretary

ADDITIONAL INFORMATION

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

By order of the Board of Directors

William Alessi
Chief Executive Officer and Director

May [__], 2026